Exhibit 99.1

Synthetic Biologics Reports on NYSE American Noncompliance Notice and Compliance Plan

Rockville, MD, November 27, 2019 – Synthetic Biologics, Inc. (NYSE American: SYN), a diversified clinical-stage company leveraging the microbiome to develop therapeutics designed to prevent and treat gastrointestinal (GI) diseases in areas of high unmet need, today announced it has received written communication from NYSE American LLC (the “Exchange”), the Company’s current listing exchange, stating that it is not in compliance with certain continued listing standards as set forth in the NYSE American Company Guide. Based on the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2019, which was filed with the Securities and Exchange Commission (SEC) on November 4, 2019, the Company is below compliance with Part 10, Section 1003 of the NYSE American Company Guide since it reported stockholders’ equity of $4.9 million and net losses in five of its most recent fiscal years as of September 30, 2019.

In order to maintain its listing, the Company intends to submit a plan of compliance by December 26, 2019 addressing how it intends to regain compliance with certain Exchange continued listing standards by November 25, 2020. If the plan is accepted, the Company shall maintain its listing but will be subject to periodic reviews by the Exchange. The Company is pursuing options to address the Exchange’s notification and intends to submit a plan of compliance on or before the deadline set forth by the Exchange.

The NYSE American notification does not affect the Company’s business operations or the listing of the Company’s shares on the Exchange, and does not represent any change or amendment to the Company's consolidated financial statements or to its quarterly reports for the quarter ended September 30, 2019 or to its annual report on Form 10-K for the year ended December 31, 2018.

About Synthetic Biologics, Inc.

Synthetic Biologics, Inc. (NYSE American: SYN) is a diversified clinical-stage company leveraging the microbiome to develop therapeutics designed to prevent and treat gastrointestinal (GI) diseases in areas of high unmet need. The Company's lead candidates are: (1) SYN-004 (ribaxamase) which is designed to degrade certain commonly used intravenous (IV) beta-lactam antibiotics within the gastrointestinal (GI) tract to prevent microbiome damage, C. difficile infection (CDI), overgrowth of pathogenic organisms, the emergence of antimicrobial resistance (AMR) and acute graft-versus-host-disease (aGVHD) in allogeneic hematopoietic cell transplant (HCT) recipients, and (2) SYN-010, which is intended to reduce the impact of methane-producing organisms in the gut microbiome to treat an underlying cause of irritable bowel syndrome with constipation (IBS-C). The Company is also advancing SYN-020, an oral formulation of the enzyme intestinal alkaline phosphatase (IAP) to treat both local GI and systemic diseases. For more information, please visit Synthetic Biologics' website at www.syntheticbiologics.com.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions, and include statements regarding Synthetic Biologics’ intended submission of a plan by the December 26, 2019 deadline that will be acceptable to the Exchange, the ability to regain compliance with the continued listing standards by November 25, 2020 and the potential benefits of SYN-004 and SYN-010. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, Synthetic Biologics’ ability to submit a plan by the December 26, 2019 deadline that will be acceptable to the Exchange, Synthetic Biologics’ ability to regain compliance with the continued listing standards by November 25, 2020, Synthetic Biologics’ ability to comply with other continued listing requirements of the NYSE American, a failure to receive the necessary regulatory approvals for commercialization of Synthetic Biologics' therapeutics, a failure of Synthetic Biologics' clinical trials, and those conducted by investigators, for SYN-004 and SYN-010 to be commenced or completed on time or to achieve desired results and benefits, a failure of Synthetic Biologics' clinical trials to continue enrollment as expected or receive anticipated funding, a failure of Synthetic Biologics to successfully develop, market or sell its products, Synthetic Biologics' inability to maintain its material licensing agreements, or a failure by Synthetic Biologics or its strategic partners to successfully commercialize products and other factors described in Synthetic Biologics' most recent Form 10-K and its other filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and Synthetic Biologics undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

For further information, please contact:

Synthetic Biologics, Inc. (Corporate and Investors)

Vincent I. Perrone, Director, Corporate Communication, (240) 660-2000, info@syntheticbiologics.com

Feinstein Kean Healthcare (Media)

Gregory Kelley, Senior Vice President, (404) 836-2302, gregory.kelley@fkhealth.com

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